Exhibit (n)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 3, 2009, with respect to the financial statements and schedule of Fifth Street Finance Corp. contained in the Pre-effective Amendment No. 2 to the Registration Statement on Form N-2 (File No. 333-159720) and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption, “Independent Registered Public Accounting Firm.”
/s/ GRANT THORNTON LLP
New York, New York
July 14, 2009